Exhibit 10.3

CHANGE IN CONTROL RETENTION AGREEMENT

This Agreement is entered into as of                 2014, by and between Hittite Microwave Corporation, a Delaware corporation with its principal offices located at 2 Elizabeth Drive, Chelmsford, MA 01824 (together with its successors and assigns, the “Company”), and [name of executive], an  individual residing at                                                       , (the “Executive”).

WHEREAS, the Executive is currently employed by the Company as [specify office]; and

WHEREAS, the Board of Directors of the Company (the “Board”), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control, as defined in Section 1.1(a) below, of the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1.              Termination of Employment Following a Change in Control.

1.1.                            Definition of Terms

(a)         For purposes of this Agreement, a “Change of Control” shall mean the occurrence of any of the following:  (i) the acquisition by an individual, entity, group or any other person of beneficial ownership of more than fifty percent (50%) or more of either (x) the then-outstanding shares of common stock of the Company or (y) the combined voting power of the election of directors for the Company; and/or (ii) the sale of substantially all of the Company’s assets or a merger or sale of stock wherein the holders of the Company’s capital stock immediately prior to such sale do not hold at least a majority of the outstanding capital stock of the Company or its successor immediately following such sale; and/or (iii) individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequently to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

(b)         The Severance Amount shall be equal to the sum of (A) the amount of the Executive’s then-current monthly base salary multiplied by twelve (12), plus (B) an amount in lieu of bonus equal to the product of the Executive’s target cash incentive bonus for the year in which termination of employment occurs, multiplied by the sum of (i) 1.0 plus (ii) a fraction equal to the quotient of the number of days during such year on which the Executive was employed by the Company, divided by 365.

(c)          Continuation Benefits shall consist of the Company paying the difference between the cost of COBRA continuation coverage, should the Executive elect to receive it, for the Executive and any dependent who received health insurance coverage prior to termination of the Executive’s employment, and any premium contribution amount applicable to the Executive as of such termination, for a period of one year following the date of termination. Continuation Benefits otherwise receivable by the Executive will be reduced to the extent benefits of the same type are received by or made available to him or her during the applicable one-year period (and any such benefits received by or made available to the Executive shall be reported by him or her to the Company).

(d)         An “Event of Constructive Termination” shall mean the occurrence of any of the following events at any time during the twelve (12) month period following the occurrence of a Change in Control:

(i)                                     a relocation of the Executive’s principal workplace to a location more than 50 miles from the location of such workplace immediately prior to the Change in Control without the Executive’s express written consent;

(ii)                                  a material diminution in the Executive’s authority or responsibilities, provided that a change in title or reporting relationship shall not, in and of itself, be deemed to constitute such a material diminution, or the assignment to the Executive of duties or responsibilities inappropriate to the office of [specify title];

(iii)                               a material diminution in the Executive’s compensation or benefits without the express written consent of the Executive, other than an across-the-board reduction in compensation levels that applies to all senior executives generally; or

(iv)                              any other action or inaction that constitutes a material breach by the Company of any written agreement under which the Executive provides services to the Company;

provided, that no such event or occurrence shall constitute an Event of Constructive Termination unless (x) written notice thereof is given by the Executive to the Company within ninety (90) days of its occurrence, (y) the Company shall fail to remedy or cure such event or occurrence within thirty (30) days following its receipt of such notice from the Executive, and (z) the Executive shall within sixty (60) days after the expiration of such 30-day period give written notice to the Company of his election to terminate his employment pursuant to this paragraph by reason of such event or occurrence.

1.2.                            Termination for Cause.  In the event of termination of the Executive’s employment for Cause following a Change in Control, all compensation of the Executive and any other rights the Executive may have under this Agreement shall cease upon the termination date of his employment, the Executive shall receive no Severance Amount, no Continuation Benefits and no further payments or benefits shall be paid or payable to the Executive by the Company for any period thereafter, except to the extent that Executive shall have accrued benefits under any retirement plan adopted by the Company for the benefit of its employees and except for all compensation owing hereunder to the Executive as of the date of termination for Cause.  If following termination of the Executive’s employment other than for Cause there shall occur any event that would otherwise constitute Cause for termination of such employment, the Executive will repay any Severance Payment and Continuation Benefits previously paid, and his or her right to receive any future Severance Payments or Continuation Benefits will terminate.

For purposes of this Agreement, “Cause” shall mean:

(a)         Executive has been charged by the United States or a State or political subdivision thereof with conduct which is a felony or which is a misdemeanor involving moral turpitude, deceit , dishonesty or fraud under the laws of the US or any state or political subdivision thereof;

(b)         fraud or embezzlement with respect to funds of the Company or dishonest, unethical or improper conduct by the Executive that has had, or is reasonably likely to have, a material adverse impact on the reputation for honesty and fair dealing of the Company;

(c)          the Executive’s failure to comply with lawful instructions not inconsistent with this Agreement given to the Executive by the Board of Directors, which failure is not cured or corrected within thirty (30) days after the Executive’s receipt of written notice from the Company referring to this paragraph and describing with specificity the instructions with which the Executive did not comply;

(d)         the Executive’s material failure to comply with reasonable policies, directives, standards and regulations adopted by the Company, including, without limitation, the Company’s policies regarding insider trading, except any such failure, that, if capable of cure, is remedied by the Executive within thirty (30) days after the Executive’s receipt of written notice from the Company referring to this paragraph and describing with specificity the failure of the Executive to comply; and

(e)          material breach by the Executive of the Company Proprietary Rights Agreement or any other written agreement between the Executive and the Company.

1.3.                            Voluntary Termination by Executive.

(a)         The Executive may voluntarily terminate his employment at any time by written notice to the Company, in which case the Executive shall receive no Severance Amount, no Continuation Benefits and no further payments or benefits shall be paid or payable to the Executive by the Company for any period after such termination of employment, except to the extent that Executive shall have accrued benefits under any plan adopted by the Company for the benefit of its employees generally and except for all compensation owing hereunder to the Executive as of the date of voluntary termination.

(b)         Notwithstanding the foregoing, upon the occurrence of an Event of Constructive Termination the Executive may, by written notice to the Company pursuant to clause (z) of Section 1.1 above, voluntarily terminate his employment, and in such event: (i) within ten (10) days of the date of such termination, the Company shall pay to the Executive in a lump sum the Severance Amount, plus all other compensation, including, without limitation, any commissions earned but not yet paid, owed by the Company to the Executive as of the date of his termination (ii) the Company shall provide to the Executive the Continuation Benefits for a period of twelve (12) months following such termination, and (iii) the remaining unvested portion of any stock option, restricted stock award, restricted stock unit or other compensatory stock-based award (each an “Award”) then held by the Executive shall be accelerated such that all such Awards shall be fully vested; provided, in the case of any Award the vesting of which is contingent in whole or in part upon the attainment of any Company or market performance condition that has not yet been satisfied, such condition shall be deemed to have been satisfied as of the date of termination at the level that would result in vesting of 100% of the number of shares stated as the target award.

1.4.                            Termination by the Company without Cause Following a Change in Control.

(a)                                 In the event that the Executive’s employment under this Agreement is terminated by the Company other than for Cause at any time during the twelve (12) month period following a Change in Control, then: (i), on the date of such termination, the Company shall pay to the Executive in a lump sum the Severance Amount, plus all other compensation, including, without limitation, any commissions earned but not yet paid, owed by the Company to the Executive as of the date of his termination, (ii) the Company shall provide to the Executive the Continuation Benefits for a period of twelve (12) months following such termination, and (iii) the remaining unvested portion of any Award then held by the Executive shall be accelerated in the manner provided in Section 1.3(b)(iii) above.

(b)                                 If during the twelve (12) month period following the occurrence of a Change in Control the employment of the Executive is terminated by the Company for Cause pursuant to paragraph 1.2(a) above, and if the charges of criminal conduct are subsequently dismissed, or the Executive is acquitted of such charges, then in such event the Executive’s termination shall be deemed to have been made without Cause, and in such event the Company shall pay to the Executive within thirty (30) days of such dismissal or acquittal, in a lump sum (i) the Severance Amount, plus all other compensation, including, without limitation, any commissions earned but not yet paid, owed by the Company to the Executive as of the date of his termination, (ii) an amount equal to the fair value of the Continuation Benefits for a period of twelve (12) months following the termination of his employment, and (iii) an amount equal to the fair value of the remaining unvested portion of any Awards that were held by the Executive immediately prior to such termination, giving effect to the acceleration of such Awards in the manner provided in Section 1.3(a)(iii) above, determined as of the date of such termination.

2.              Other Provisions.

2.1.                            Amounts Payable Less Withholding Taxes.  The amounts payable by the Company hereunder shall be less any federal, state or local withholding taxes and social security.

2.2.                            Excise Tax. Notwithstanding any other provisions of this letter agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control, whether pursuant to the terms of this agreement or any other plan, arrangement or agreement (all such payments and benefits, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part), to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Internal Revenue Code (the “Code”) in such other plan, arrangement or agreement, the severance payments hereunder shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax. The Total Payments shall be reduced by the Company in its reasonable discretion in the following order: (A) reduction of any cash payment, excluding any cash payment with respect to the acceleration of equity awards, that is otherwise payable to you that is exempt from Section 409A of the Code, (B) reduction of any other payments or benefits otherwise payable to you on a pro-rata basis or such other manner that complies with Section 409A of the Code and (C) reduction of any payment with respect to the acceleration of equity awards that is otherwise payable to you that is exempt from Section 409A of the Code.

Section 409A. It is intended that this Agreement comply with or be exempt from Section 409A of the Code and the Treasury Regulations and IRS guidance thereunder (collectively referred to as “Section 409A”).  Notwithstanding anything to the contrary in this Agreement, this Agreement shall, to the maximum extent possible, be administered, interpreted, and construed in a manner consistent with Section 409A.  If and to the extent required to comply with Section 409A, no payment or benefit required to be paid under this Agreement on account of termination of Executive’s employment shall be made unless and until Executive has a “separation from service” within the meaning of Section 409A.  In the case of any amounts payable under this Agreement that may be treated as payable in the form of “a series of installment payments,” as defined in Treasury Regulation Section 1.409A-2(b)(2)(iii), the right to receive such payments shall be treated as a right to receive a series of separate payments for purposes of such Treasury Regulation.  If Executive is a “specified employee” as determined pursuant to Section 409A as of the date of  termination of employment and if any payment or benefit provided for in this Agreement or otherwise both (x) constitutes a “deferral of compensation” within the meaning of Section 409A and (y) cannot be paid or provided in the manner otherwise provided without subjecting Executive to additional tax, interest, or penalties under Section 409A, then any such payment or benefit shall be delayed until the earlier of (i) the date which is 6 months after Executive’s “separation from service” within the meaning of Section 409A for any reason other than death, or (ii) the date of Executive’s death.  Any payment or benefit otherwise payable or to be provided to Executive upon or in the 6 month period following “separation from service” that is not so paid or provided by reason of this Section 2.3 shall be accumulated and paid or provided to Executive in a single lump sum, as soon as practicable (and in all events within 15 days) after the date that is 6 months after Executive’s “separation from service” (or, if earlier, as soon as practicable, and in all events within 15 days, after the date Executive’s death). All subsequent payments or benefits, if any, shall be payable or provided in accordance with the payment schedule applicable to each payment or benefit.  It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder shall be subject to the additional tax imposed under Section 409A, and any ambiguities herein shall be interpreted to so comply.  The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions that are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.

2.3.                            Noncompetition Agreement and Release.  It shall be a condition to the receipt by the Executive of any payment or benefit pursuant to this Agreement that the Executive shall have executed and delivered to the Company a noncompetition agreement in substantially the form attached as Exhibit A hereto, and a general release (the “Release”) in substantially the form attached as Exhibit B hereto. To the extent that the Executive is already a party to a noncompetition agreement with the Company, the Executive acknowledges and agrees that such agreement is a binding and enforceable obligation of the Executive that inures to the benefit of the Company’s successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business in a Change of Control. The timing of any payment or benefit pursuant to this Agreement shall be governed by the following provisions.  Executive must execute and deliver the Release within 45 days after termination of employment. If Executive has revocation rights, such rights must be exercised, if at all, not later than seven days after execution of the Release. Subject to the execution and effectiveness of such Release, any payments that, pursuant to this Section 2.4, would otherwise be payable within the 60 day period commencing on termination of Executive’s employment shall be paid in a lump sum within 10 days after execution of the Release; provided that, if the 60 day period begins in one calendar year and ends in the subsequent calendar year, the payment shall be made in the subsequent calendar year.

2.4.  Term. This Agreement shall expire on the later of (a) the first anniversary of the date of its execution or (b) if a Change in Control shall have occurred during the term of this Agreement (as extended below), the first anniversary of such Change in Control, or if later, (c) the expiration of the 60-day period referred to in clause (z) of Section 1.1(d) above; provided that on the third anniversary of the date of execution, and on the expiration date of any subsequent Extension Term, as defined below, this Agreement shall automatically be extended for an additional term (each an “Extension Term”) of one (1) year, unless the Company shall, not less than thirty (30) nor more than ninety (90) days prior to such anniversary or expiration date, as the case may be, notify the Executive in writing that it elects not to extend the Agreement. The expiration of this Agreement shall not affect the right of the Executive to receive any payment or benefit to which he became entitled by its terms prior to such expiration.

2.5. Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered personally or sent by facsimile transmission (with confirmation) or, if sent by regular mail, three days after the date of deposit in the United States mails addressed as follows:

(a)         if to the Company, to:

(b)         if to the Executive, to:

or to such other address as either party may from time to time provide to the other by notice as provided in this section.

2.6.                            Entire Agreement.  This Agreement constitutes the entire agreement and understanding between the Company and the Executive, and supersedes all prior negotiations, agreements (including the Prior Agreement), arrangements, and understandings, both written or oral, between the Company and the Executive with respect to the subject matter and the Term of this Agreement.

2.7.                            Waiver or Amendment.

(a)         The waiver by either party of a breach or violation of any term or provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement or of any other right or remedy.

(b)         No provision in this Agreement may be amended unless such amendment is set forth in a writing that specifically refers to this Agreement and is signed by the Executive and the Company.

2.8.                            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to its conflict of laws rules.

2.9.                            Successors; Assignment.  The Company shall require any successor via a Change in Control (whether direct or indirect, by purchase, merger, consolidation or otherwise) to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. This Agreement shall inure to the benefit of, and shall be binding upon, each of the Company and the Executive and their respective heirs, personal representatives, legal representatives, successors and assigns.

2.10.                     Severability.  The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof.  If any part of this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid part had not been inserted.

2.11.                     Section Headings.  The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect any way the meaning, construction or interpretation of any or all of the provisions of this Agreement.

2.12.                     Counterparts.  This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to be one and the same instrument.

2.13.                     Authority to Execute.  The undersigned officer represents and warrants that he has full power and authority to enter into this Agreement on behalf of the Company, and that the execution, delivery and performance of this Agreement have been authorized by the Board of Directors of the Company.  Upon the Executive’s acceptance of this Agreement by signing and returning it to the Company, this Agreement will become binding upon the Executive and the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

EXECUTIVE	HITTITE MICROWAVE CORPORATION

By:

Exhibit A

NONCOMPETE AGREEMENT

(Senior Employee)

This NONCOMPETE AGREEMENT (the “AGREEMENT”), made as of the [    ]     day of [       ], is entered into between Hittite Microwave Corporation, a Delaware corporation with offices at 2 Elizabeth Drive Chelmsford, MA 01824 (the “COMPANY”) and [                    ], an individual residing at [                       ] (the “Employee”).

RECITALS:

A.                                    The Company is willing to grant certain severance and other benefits to the Employee, under the circumstances specified in that certain Change in Control Agreement dated [   ], 2014 between the Company and the Employee (the “Change in Control Agreement”); and

B.                                    As set forth in the Change in Control Agreement, the Employee’s execution of this Agreement is a condition to his receipt of such benefits;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      NON-COMPETITION COVENANTS.

(a)                                 NON-COMPETITION COVENANTS. The Employee agrees that he will not, during the Non-Competition Period (as hereinafter defined), directly or indirectly:

(i)                                                                                     as owner, employee, officer, director, partner, sales representative, agent, stockholder, capital investor, lessor, consultant or advisor, either alone or in association with others (other than as a holder of not more than one percent of the outstanding shares of any series or class of securities of a company, which securities of such class or series are publicly traded in the securities markets), develop, design, produce, market, sell or render (or assist any other person or entity in developing, designing, producing, marketing, selling or rendering), products or services which are competitive with the Business of the Company (as hereinafter defined) anywhere in the world;

(ii)                                                                                  solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the customers, prospective customers or referral sources of the Company with whom the Company has had a relationship during the period of the Employee’s employment by the Company; or

(iii)                                                                               recruit, solicit or hire any employee of the Company, or induce or attempt to induce any employee of the Company to terminate his or her employment with, or otherwise cease his or her relationship with, the Company.

(b)                                 DEFINITIONS. For the purposes of this Section 1, the following terms shall have the respective meanings indicated below:

(i)                                                                                     “NON-COMPETITION PERIOD” shall mean the period during which the Employee is employed by the Company and the one-year period commencing on the last day of the Employee’s employment by the Company, regardless of whether the Employee’s termination was at the election of the Company, with or without cause, or at the election of the Employee, with or without good reason.

(ii)                                                                                  “BUSINESS OF THE COMPANY” shall mean the development, manufacture, marketing and/or distribution of (A) integrated circuits, modules, subsystems and instrumentation for RF, microwave and millimeter wave applications or (B) any other products or services which the Company sells, has under development or which are subject to active planning at any time during the term of the Employee’s employment with the Company.

2.                                      INJUNCTIVE AND OTHER EQUITABLE RELIEF.

(a)                                 The Employee consents and agrees that if he violates any of the provisions of Section 1 hereof, the Company shall be entitled, in addition to any other remedies it may have at law, to the remedies of injunction, specific performance and other equitable relief for a breach by the Employee of Section 1 of this Agreement. This Section 2(a) shall not, however, be construed as a waiver of any of the rights which the Company may have for damages or otherwise.

(b)                                 Any waiver by the Company of a breach of any provision of Section 1 hereof shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

(c)                                  The Employee agrees that each provision of Section 1 shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of the other clauses herein. Moreover, if one or more of the provisions contained in Section 1 shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

(d)                                 If the Company shall prevail in any action, suit or other proceeding (whether at law, in equity or otherwise) instituted concerning or arising out of this Agreement, it shall recover, in addition to any other remedy granted to it therein, all its costs and reasonable attorneys’ fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.

3.                                      OTHER AGREEMENTS. The Employee represents and warrants that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any other agreement by which he is bound.

4.                                      NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 4.

5.                                      NOT A CONTRACT OF EMPLOYMENT. Employee understands that this Agreement does not constitute a contract of employment or give Employee rights to employment or continued employment by the Company.

6.                                      ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

7.                                      AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

8.                                      GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of The Commonwealth of Massachusetts, without regard to its choice of law principles. Employee hereby consents to (a) service of process, and to be sued, in The Commonwealth of Massachusetts and (b) to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of Employee’s obligations hereunder, and Employee expressly waives any and all objections he or she may have as to venue in any such courts.

9.                                      SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

10.                               MISCELLANEOUS.

(a)                                 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

(b)                                 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

(c)                                  This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

HITTITE MICROWAVE CORPORATION
By:
Name:
Title: President
EMPLOYEE

Name:

Exhibit B

GENERAL RELEASE AND WAIVER OF ALL CLAIMS
(INCLUDING OLDER WORKER BENEFITS PROTECTION ACT CLAIMS)

For good and valuable consideration, including without limitation the compensation and benefits set forth in the Change in Control Agreement dated [         ], 20     (the “Agreement”) between the undersigned and Hittite Microwave Corporation (the “Company”), to which this General Release and Waiver of All Claims is attached, the terms of which Agreement shall survive this General Release and Waiver of Claims, the undersigned, on behalf of and for himself or herself and his or her heirs, administrators, executors, representatives, estates, attorneys, insurers, successors and assigns (hereafter referred to separately and collectively as the “Releasor”), hereby voluntarily releases and forever discharges the Company, and its subsidiaries (direct and indirect), affiliates, related companies, divisions, predecessor and successor companies, and each of its and their present, former, and future shareholders, officers, directors, employees, agents, representatives, attorneys, insurers and assigns (collectively as “Releasees”), jointly and individually, from any and all actions, causes of action, claims, suits, charges, complaints, contracts, covenants, agreements, promises, debts, accounts, damages, losses, sums of money, obligations, demands, and judgments all of any kind whatsoever, known or unknown, at law or in equity, in tort, contract, by statute, or on any other basis, for contractual, compensatory, punitive or other damages, expenses (including attorney’s fees and cost), reimbursements, or costs of any kind, which the undersigned employee ever had, now has, or may have, from the beginning of the world to the date of this Release, known or unknown, in law or equity, whether statutory or common law, whether federal, state, local or otherwise, including but not limited to any and all claims arising out of or in any way related to the undersigned’s engagement by the Company (including the hiring or termination of that engagement), or any related matters including, but not limited to claims, if any arising under the Age Discrimination in Employment Act of 1967, as amended by the Older Worker Benefits Protection Act; the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991, as amended; the Family and Medical Leave Act of 1993, as amended; the Immigration Reform and Control Act of 1986; the Americans with Disabilities Act of 1990, as amended; the Employee Retirement Income Security Act (ERISA), as amended; the Massachusetts laws against discrimination and harassment (including Mass. Gen. L. c. 151B), protecting equal rights or concerning the payment of wages (including Mass. Gen. L. c. 149, section 148 et seq. and Mass. Gen. L. c. 151, section 1A, et seq.),  and federal, state or local common law, laws, statutes, ordinances or regulations.  Notwithstanding the foregoing, nothing contained in this General Release and Waiver of Claims shall be construed to bar any claim by the undersigned to enforce the terms of the Agreement.

[For employees aged 40 and older:

Releasor represents and acknowledges the following:

(a)         that Releasor understands the various claims Releasor could have asserted under federal or state law, including but not limited to the Age Discrimination in Employment Act, Mass. Gen. L. c. 151B, the Massachusetts Wage Act and Massachusetts overtime pay law and other similar laws;

(b)         that Releasor has read this General Release carefully and understands all of its provisions;

(c)          that Releasor understands that Releasor has the right to and is advised to consult an attorney concerning this General Release and in particular the waiver of rights Releasor might have under the laws described herein and that to the extent, if any, that Releasor desired, Releasor availed himself or herself of this right;

(d)         that Releasor has been provided at least forty-five (45) days to consider whether to sign this General Release and that to the extent Releasor has signed this General Release before the expiration of such forty-five (45) day period Releasor has done so knowingly and willingly;

(e)          that Releasor enters into this General Release and waives any claims knowingly and willingly; and

(f)           that this General Release shall become effective seven (7) days after it is signed.  Releasor may revoke this General Release within seven (7) days after it is signed by delivering a written notice of rescission to [                ] at Hittite Microwave Corporation [address].  To be effective, the notice of rescission must be hand delivered, or postmarked within the seven (7) day period and sent by certified mail, return receipt requested, to the referenced address.

[For California-based employees:

Releasor expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of the State of California, and dooes so understanding and acknowledging the significance of such specific waiver of Section 1542.  Section 1542 of the Civil Code of the State of California states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Releasor expressly waives and relinquishes all rights and benefits under that section and under any law of any jurisdiction of similar effect with respect to the release of any unknown or unsuspected claims Releasor may have against the Releasees specified above.

Signed and sealed this day of , 20 .

Signed:

Name (print):